AGREEMENT AND PLAN OF MERGER

                                       by

                                       and

                                      among

                               HUDSON UNITED BANK

                                       and

                     SECURITY NATIONAL BANK & TRUST COMPANY

                                TABLE OF CONTENTS

                                                                          Page

ARTICLE I             THE BANK MERGER........................................2
         1.1          The Bank Merger....................................... 2
         1.2          Effect of the Bank Merger............................. 2
         1.3          Certificate of Incorporation.......................... 2
         1.4          By-laws............................................... 2
         1.5          Directors and Officers................................ 2
         1.6          Effective Time and Closing............................ 2

ARTICLE II            CONVERSION OF SNB SHARES.............................. 3
         2.1          Conversion of SNB Common Stock........................ 3
         2.2          Exchange of Certificates.............................. 4
         2.3          SNB Stock Options..................................... 5
         2.4          Stock Transfer Books.................................. 5
         2.5          Dissenting Shares..................................... 6
         2.6          The Bank Common Stock................................. 6

ARTICLE III           REPRESENTATIONS AND WARRANTIES OF SNB................. 6
         3.1          Corporate Organization................................ 6
         3.2          Capitalization........................................ 7
         3.3          Authority; No Violation............................... 7
         3.4          Financial Statements.................................. 8
         3.5          Broker's and Others Fees.............................. 8
         3.6          Absence of Certain Changes or Events.................. 9
         3.7          Legal Proceedings..................................... 9
         3.8          Taxes and Tax Returns................................. 9
         3.9          Employee Benefit Plans................................10
         3.10         Reports...............................................12
         3.11         SNB Information.......................................13
         3.12         Compliance with Applicable Law........................13
         3.13         Certain Contracts.....................................13
         3.14         Properties and Insurance..............................14
         3.15         Minute Books..........................................14
         3.16         Environmental Matters.................................14
         3.17         Reserves..............................................15
         3.18         No Parachute Payments.................................15
         3.19         Agreements with Bank Regulators.......................15
         3.20         Disclosure............................................16

ARTICLE IV            REPRESENTATIONS AND WARRANTIES OF THE BANK............16
         4.1          Corporate Organization................................16
         4.2          Authority; No Violation...............................16
         4.3          Brokerage Fees........................................17
         4.4          Legal Proceedings.....................................17
         4.5          The Bank Information..................................17
         4.6          Funding and Capital Adequacy..........................17
         4.7          Disclosures...........................................18

ARTICLE V             COVENANTS OF THE PARTIES..............................18
         5.1          Conduct of the Business of SNB........................18
         5.2          Negative Covenants....................................18
         5.3          No Solicitation.......................................19
         5.4          Current Information...................................19
         5.5          Access to Properties and Records; Confidentiality.....19
         5.6          Regulatory Matters....................................20
         5.7          Approval of Stockholders; Stockholder Approval
                        Requirements........................................22
         5.8          Further Assurances....................................22
         5.9          Public Announcements..................................22
         5.10         Failure to Fulfill Conditions.........................23
         5.11         Indemnification and Insurance.........................23
         5.12         Disclosure Supplements................................24
         5.13         Transaction Expenses of SNB...........................25

ARTICLE VI            CLOSING CONDITIONS....................................25
         6.1          Conditions of Each Party's Obligations Under this
                        Agreement...........................................25
         6.2          Conditions to the Obligations of the Bank Under
                        this Agreement......................................26
         6.3          Conditions to the Obligations of SNB Under this
                        Agreement...........................................27

ARTICLE VII           TERMINATION, AMENDMENT AND WAIVER.....................28
         7.1          Termination...........................................28
         7.2          Effect of Termination.................................28
         7.3          Amendment.............................................29
         7.4          Extension; Waiver.....................................29

ARTICLE VIII          MISCELLANEOUS.........................................29
         8.1          Expenses..............................................29
         8.2          Survival..............................................29
         8.3          Notices...............................................29
         8.4          Parties in Interest...................................30
         8.5          Entire Agreement......................................31
         8.6          Counterparts..........................................31
         8.7          Governing Law.........................................31
         8.8          Descriptive Headings..................................31


Exhibit 1 Location of Principal Offices and Branch Offices of SNB and the Bank; Location of all Branch Offices and Main Office of the Surviving Bank; Amount of Capital Stock, number of Shares, par value and amount of Surplus of the Surviving Bank; Names of the current directors and officers of the Bank

Exhibit 6.2 Form of Opinion of Counsel to SNB to be Delivered to the Bank on the Effective Time

Exhibit 6.3 Form of Opinion of Counsel to the Bank to be Delivered to SNB on the Effective Time

                          AGREEMENT AND PLAN OF MERGER


                  AGREEMENT AND PLAN OF MERGER, dated as of August 27, 1997 (this "Agreement"), between Hudson United Bank (the "Bank"), a New Jersey chartered commercial banking corporation, and Security National Bank & Trust Company of New Jersey, a national banking association ("SNB").

                                    RECITALS

                  The Bank desires to acquire SNB and SNB's Board of Directors has determined, based upon the terms and conditions hereinafter set forth, that the acquisition is in the best interests of SNB and its stockholders. The acquisition will be accomplished by having HUBCO, Inc. ("HUBCO"), the parent bank holding company for the Bank, acquire Fiduciary Investment Company of New Jersey ("FIC"), the approximately 79% owner of SNB, pursuant to an Agreement and Plan of Merger, dated the date hereof, among HUBCO, FS Acquisition Corporation ("Newco") and FIC (the "FIC Merger Agreement") under which Newco will be merged into FIC and FIC will be merged into HUBCO immediately thereafter (the "FIC Merger") and, immediately thereafter pursuant to the terms of this Agreement, merging SNB with and into the Bank with the Bank surviving.

                  The two mergers, the FIC Merger and the merger of SNB into the Bank, are contingent upon each other. Furthermore, as a condition of entering into the agreements to acquire SNB, HUBCO has required that it receive an option on certain authorized but unissued shares of SNB Common Stock (as hereinafter defined).

                  The Boards of Directors of SNB and the Bank have duly adopted and approved this Agreement and the Board of Directors of SNB has directed that it be submitted to SNB's shareholders for approval.

                  Simultaneously, the Boards of Directors of HUBCO and FIC have duly adopted and approved the FIC Merger Agreement and the Board of Directors of FIC has directed that it be submitted to FIC's shareholders for approval.

                  Also, simultaneously with the execution of this Agreement, SNB is issuing an option to HUBCO (the "HUBCO Stock Option") to purchase 30,318 shares of the authorized and unissued SNB Common Stock at an option price of $23.00 per share, subject to adjustment and subject to the terms and conditions set forth in the agreement governing such option.

                  NOW, THEREFORE, intending to be legally bound, the parties hereto hereby agree as follows:

                           ARTICLE I - THE BANK MERGER

                  1.1. The Bank Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as hereinafter defined), SNB shall be merged with and into the Bank (the "Bank Merger") in accordance with the New Jersey Banking Act of 1948, as amended, and the National Bank Act and the Bank shall be the surviving bank (the "Surviving Bank"), the name of which shall be Hudson United Bank. The principal office of the Surviving Bank shall be the principal office of the Bank. Exhibit 1 to this Agreement lists (i) the locations of the principal offices of and branch offices of SNB and the Bank;
(ii) the locations of all branch offices and the main office of the Surviving Bank; and (iii) the amount of the capital stock, the number of shares, the par value and the amount of surplus of the Surviving Bank.

                  1.2. Effect of the Bank Merger. At the Effective Time, the Surviving Bank shall be considered the same business and corporate entity as each of the Bank and SNB and thereupon and thereafter, all the property, rights, privileges, powers and franchises of each of the Bank and SNB shall vest in the Surviving Bank and the Surviving Bank shall be subject to and be deemed to have assumed all of the debts, liabilities, obligations and duties of each of the Bank and SNB and shall have succeeded to all of each of their relationships, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, liabilities, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Bank. In addition, any reference to either of the Bank or SNB in any contract or document, whether executed or taking effect before or after the Effective Time, shall be considered a reference to the Surviving Bank if not inconsistent with the other provisions of the contract or document; and any pending action or other judicial proceeding to which either of the Bank or SNB is a party, shall not be deemed to have abated or to have discontinued by reason of the Bank Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the Bank Merger had not been made, or the Surviving Bank may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of the Bank or SNB as if the Bank Merger had not occurred.

                  1.3. Certificate of Incorporation. As of the Effective Time, the certificate of incorporation of the Bank as it exists at the Effective Time shall be the certificate of incorporation of the Surviving Bank and shall not be amended by this Agreement or the Bank Merger.

                  1.4. By-laws. As of the Effective Time, the By-laws of the Bank shall be the By-laws of the Surviving Bank until otherwise amended as provided by law.

                  1.5. Directors and Officers. As of the Effective Time, the directors and officers of the Bank shall become the directors and officers of the Surviving Bank. The names of the current directors and officers of the Bank are listed on Exhibit 1. The Bank shall appoint such additional officers from SNB as the Bank shall, in its discretion, determine.

                  1.6. Effective Time and Closing. The Bank Merger shall become effective (and be consummated) upon the date specified in a notice from the Bank to the Federal Deposit Insurance Corporation (the "FDIC") and in the date specified in the certification required by Section 137 of the New Jersey Banking Act of 1948, as amended, to be filed with the New Jersey Department of Banking (the "Department") after approval by the Commissioner of the Department (the "Commissioner") (the "Effective Time"). The notice from the Bank to the FDIC and the certification filed with the Department specifying the Effective Time shall require the approval of SNB, which approval will not be unreasonably withheld, and shall be consistent with this section. A closing (the "Closing") shall take place prior to the Effective Time at 10:00 a.m., 10 days (or the first business day thereafter) following the receipt of all necessary regulatory and governmental approvals and consents and the expiration of all statutory waiting periods in respect thereof and the satisfaction or waiver of all of the conditions to the consummation of the Bank Merger specified in Article VI hereof, including conditions to the FIC Merger as specified in the FIC Merger Agreement (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing), at the offices of Pitney, Hardin, Kipp & Szuch, 200 Campus Drive, Florham Park, New Jersey, or at such other place, time or date (such actual date of Closing is hereinafter referred to as the "Closing Date") as the Bank and SNB may mutually agree upon. The Closing shall be at the same time and place as the closing for the FIC Merger. The notice from the Bank to the FDIC and the certification filed with the Department shall specify as the Effective Time of the Bank Merger a date, immediately following the Closing, agreed to by the Bank and SNB, which time shall be immediately after the Effective Time for the FIC Merger. Following the execution of this Agreement, the Bank and SNB shall, if required or advised to do so by applicable regulatory authorities, execute and deliver a simplified bank merger agreement, both in form and substance reasonably satisfactory to the parties hereto and consistent with the terms hereof, for delivery to the Commissioner, the FDIC and the Comptroller of the Currency (the "Comptroller") in connection with the approval of the Bank Merger by the regulatory authorities.

                      ARTICLE II - CONVERSION OF SNB SHARES

                  2.1. Conversion of SNB Common Stock. Each share of common stock, par value $5.00 per share, of SNB ("SNB Common Stock"), issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares as defined in Section 2.4) shall, by virtue of the Bank Merger and without any action on the part of the holder thereof, be converted as follows:

                  (a) Exchange Price. Subject to the provisions of this Section 2.1, each share of SNB Common Stock issued and outstanding immediately prior to the Effective Time (excluding treasury shares, if any, shares held by the Bank, shares held by FIC, shares held by HUBCO and Dissenting Shares) shall be converted at the Effective Time into the right to receive in cash an amount (the "Exchange Price") equal to $34.00.

                  (b) Cancellation of SNB Certificates. After the Effective Time, all such shares of SNB Common Stock (other than those cancelled pursuant to Section 2.1(c)) shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each certificate previously evidencing any such shares (other than Dissenting Shares and those cancelled pursuant to Section 2.1(c)) shall thereafter represent the right to receive the Exchange Price. The holders of such certificates previously evidencing such shares of SNB Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of SNB Common Stock except as otherwise provided herein or by law. Such certificates previously evidencing such shares of SNB Common Stock (other than Dissenting Shares and those cancelled pursuant to Section 2.1(c)) shall be exchanged for the Exchange Price, upon the surrender of such certificates in accordance with this Article II.

                  (c) Treasury Shares. All shares of SNB Common Stock held by SNB in its treasury (if any) immediately prior to the Effective Time shall be cancelled. No payment shall be made for shares of SNB Common Stock held by the Bank, HUBCO or FIC and such shares shall also be cancelled.

                  2.2.  Exchange of Certificates.

                  (a) Exchange Agent. As of the Effective Time, the Bank shall deposit, or shall cause to be deposited, with a bank or trust company designated by the Bank, which may be Hudson United Bank, Trust Department (the "Exchange Agent"), for the benefit of the holders of shares of SNB Common Stock, for exchange in accordance with this Article II, through the Exchange Agent, cash in such amount so that the Exchange Agent possesses such amount of cash as is required to provide all of the consideration required to be exchanged by the Bank pursuant to the provisions of this Article II (such cash being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the cash out of the Exchange Fund in accordance with Section 2.1. Except as contemplated by Section 2.2(e) hereof, the Exchange Fund shall not be used for any other purpose.

                  (b) Exchange Procedures. As soon as reasonably practicable either before or after the Effective Time, the Bank will instruct the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time evidenced outstanding shares of SNB Common Stock (other than Dissenting Shares) (the "Certificates"), (i) a letter of transmittal (which is reasonably agreed to by the Bank and SNB and shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent (and shall be in such form and have such other provisions as the Bank may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Exchange Price. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor the Exchange Price and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of shares of SNB Common Stock which is not registered in the transfer records of SNB, the Exchange Price may be paid to a transferee if the Certificate is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by the Exchange Agent, the posting by such person of a bond in such amount as the Exchange Agent may reasonably direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen, or destroyed certificate the Exchange Price. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to evidence only the right to receive upon such surrender the Exchange Price, without interest.

                  (c) No Interest on Exchange Price. No part of the Exchange Price shall be paid to the holder of any unsurrendered Certificate, until the holder of such Certificate shall surrender such Certificate. No interest shall be paid on the Exchange Price.

                  (d) No Further Rights in SNB Common Stock. The Exchange Price paid upon conversion of the shares of SNB Common Stock in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of SNB Common Stock.

                  (e) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of SNB Common Stock for two years after the Effective Time shall be delivered to the Bank, upon demand, and any holders of SNB Common Stock who have not theretofore complied with this
Article II shall thereafter look only to the Bank for the Exchange Price to which they are entitled.

                  (f) No Liability. The Bank shall not be liable to any holder of shares of SNB Common Stock for the Exchange Price delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  (g) Withholding Rights. The Bank shall be entitled to deduct and withhold, or cause the Exchange Agent to deduct and withhold, from the consideration otherwise payable pursuant to this Agreement to any holder of shares of SNB Common Stock, the minimum amounts (if any) that the Bank is required to deduct and withhold with respect to the making of such payment under the Code (as defined in Section 3.8), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Bank, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of SNB Common Stock in respect of which such deduction and withholding was made by the Bank.

                  2.3. SNB Stock Options. At the Effective Time, each outstanding Stock Option (as such term is defined in Section 3.2) listed on the SNB Disclosure Schedule, whether or not then exercisable, shall by virtue of the Bank Merger and without any action on the part of the holder thereof, be converted into the right to receive cash in an amount equal to (i) the excess of the Exchange Price, without interest, over the exercise price per share provided in such Stock Option, multiplied by (ii) the number of shares of SNB Common Stock subject to such Stock Option.

                  2.4. Stock Transfer Books. At the Effective Time, the stock transfer books of SNB shall be closed and there shall be no further registration of transfers of shares of SNB Common Stock thereafter on the records of SNB. On or after the Effective Time, any Certificates presented to the Exchange Agent or the Bank for transfer shall be converted into the Exchange Price.

                  2.5. Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, any holder of SNB Common Stock shall have the right to dissent in the manner provided in the National Bank Act, 12 U.S.C. 214a(b), and if all necessary requirements of the National Bank Act are met, such shares shall be entitled to payment in cash from the Bank of the fair value of such shares as determined in accordance with the National Bank Act. All shares of SNB Common Stock as to which the holder properly exercises dissenters' rights in accordance with the National Bank Act shall constitute "Dissenting Shares" unless and until such rights are waived, by the party initially seeking to exercise such rights.

                  2.6. The Bank Common Stock. The shares of common stock of the Bank outstanding immediately prior to the Effective Time shall not be affected by the Bank Merger but shall be the same number of shares of the Surviving Bank.

               ARTICLE III - REPRESENTATIONS AND WARRANTIES OF SNB

                  References herein to the "SNB Disclosure Schedule" shall mean all of the disclosure schedules required by this Article III, dated as of the date hereof and referenced to the specific sections and subsections of Article III of this Agreement, which have been delivered on the date hereof by SNB to the Bank. SNB hereby represents and warrants to the Bank as follows:

                  3.1.  Corporate Organization.

                  (a) SNB is a national banking association duly organized, validly existing and in good standing under the laws of the United States. SNB has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of SNB.

                  (b) Except as set forth in the SNB Disclosure Schedule, SNB has no Subsidiaries. When used with reference to SNB, the term "Subsidiary" means any corporation, partnership, joint venture or other legal entity in which SNB, directly or indirectly, owns at least a 50 percent stock or other equity interest or for which SNB, directly or indirectly, acts as a general partner. All eligible accounts of depositors issued by SNB are insured by the FDIC to the fullest extent permitted by law.

                  (c) The SNB Disclosure Schedule sets forth true and complete copies of the Articles of Association and By-laws of SNB, as in effect on the date hereof.

                  3.2. Capitalization. The authorized capital stock of SNB consists of 325,000 shares of SNB Common Stock. As of the date hereof, there are 270,432 shares of SNB Common Stock issued and outstanding. As of the date hereof, there are 24,250 shares of SNB Common Stock issuable upon exercise of outstanding stock options. The SNB Disclosure Schedule sets forth (i) all options which may be exercised for issuance of SNB Common Stock (collectively, the "Stock Options") and the terms upon which the options may be exercised, and
(ii) true and complete copies of each plan and each individual agreement pursuant to which any Stock Option was granted, including a list of each outstanding stock option issued pursuant thereto. All issued and outstanding shares of SNB Common Stock have been duly authorized and validly issued, are fully paid and no assessment has been made on such shares. Except for the Stock Options and the HUBCO Stock Option, SNB has not granted and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase, subscription or issuance of any shares of capital stock of SNB or any securities representing the right to purchase, subscribe or otherwise receive any shares of such capital stock or any securities convertible into any such shares, and there are no agreements or understandings with respect to voting of any such shares.

                  3.3.  Authority; No Violation.

                  (a) Subject to the approval of this Agreement and the transactions contemplated hereby by the stockholders of SNB, SNB has the full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of SNB in accordance with the Articles of Association of SNB and applicable laws and regulations. Except for such approval, no other corporate proceedings on the part of SNB are necessary to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by SNB and constitutes the valid and binding obligation of SNB, enforceable against SNB in accordance with its terms.

                  (b) Neither the execution and delivery of this Agreement by SNB, nor the consummation by SNB of the transactions contemplated hereby in accordance with the terms hereof, or compliance by SNB with any of the terms or provisions hereof, will (i) violate any provision of SNB's Articles of Association or By-laws, (ii) assuming that the consents and approvals set forth below are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to SNB or any of its properties or assets, or (iii) except as set forth in the SNB Disclosure Schedule, violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of SNB under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which SNB is a party, or by which it or any of its properties or assets may be bound or affected, except, with respect to (ii) and
(iii) above, such as individually or in the aggregate will not have a material adverse effect on the business, operations, assets or financial condition of SNB and which will not prevent or delay the consummation of the transactions contemplated hereby. Except for consents and approvals of or filings or registrations with or notices to or required by the FDIC, the Commissioner, the Department, the Comptroller, or the New Jersey Department of Environmental Protection ("NJDEP") and the stockholders of SNB, no consents or approvals of or filings or registrations with or notices to any third party or any public body or authority are necessary on behalf of SNB in connection with (x) the execution and delivery by SNB of this Agreement and (y) the consummation by SNB of the Bank Merger and the other transactions contemplated hereby. To the best of SNB's knowledge, no fact or condition exists which SNB has reason to believe will prevent it from obtaining the aforementioned consents or approvals.

                  3.4.  Financial Statements.

                  (a) The SNB Disclosure Schedule sets forth copies of the consolidated statements of condition of SNB as of December 31, 1996, 1995 and 1994, and the related consolidated statements of operations, changes in shareholders' equity and cash flows for the periods ended December 31, in each of the three years 1994 through 1996, in each case accompanied by the audit report of Arthur Andersen & Co., LLP, independent public accountants with respect to SNB, and the consolidated unaudited statements of condition of SNB as of June 30, 1997 and the related consolidated statements of operations, changes in shareholders' equity and cash flows for the period ended June 30, 1997, as filed with the Comptroller on Form 10-QSB (collectively, the "SNB Financial Statements"). The SNB Financial Statements (including the related notes) have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved (except as may be indicated therein or in the notes thereto), and fairly present the financial position of SNB as of the respective dates set forth therein, and the related statements of operations, changes in shareholders' equity and cash flows fairly present the results of operations, changes in stockholders' equity and cash flows of SNB for the respective fiscal periods set forth therein, except (with respect to the interim period financial statements only) for the absence of footnotes and other presentation items and subject to normal year-end adjustments.

                  (b) The books and records of SNB are being maintained in material compliance with applicable legal and accounting requirements, and reflect only actual transactions.

                  (c) Except as and to the extent reflected, disclosed or reserved against in the SNB Financial Statements (including the notes thereto), as of June 30, 1997, SNB had no liabilities, whether absolute, accrued, contingent or otherwise, material to the business, operations, assets or financial condition of SNB which were required by GAAP (consistently applied) to be disclosed in SNB's Form 10-QSB as of June 30, 1997. Since June 30, 1997, SNB has not incurred any liabilities except in the ordinary course of business and consistent with prudent banking practice, except as related to the transactions contemplated by this Agreement.

                  3.5. Broker's and Other Fees. Neither SNB nor any of its directors or officers has employed any broker or finder or incurred any liability for any broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement. SNB has hired Alex Sheshunoff & Co. Investment Banking ("Sheshunoff") to provide a fairness opinion for the Bank Merger. The agreement with Sheshunoff is set forth in the SNB Disclosure Schedule. There are no fees (other than time charges billed at usual and customary rates) payable to any consultants, including lawyers and accountants, in connection with this transaction or which would be triggered by consummation of this transaction or the termination of the services of such consultants by SNB.

                  3.6.  Absence of Certain Changes or Events.

                  (a) Except as set forth in the SNB Disclosure Schedule, there has not been any material adverse change in the business, operations, assets or financial condition of SNB since June 30, 1997 and to the best of SNB's knowledge, no fact or condition exists which SNB believes will cause such a material adverse change in the future.

                  (b) Except as set forth in the SNB Disclosure Schedule, SNB has not taken or permitted any of the actions set forth in Section 5.2 hereof between June 30, 1997 and the date hereof and, except for execution of this Agreement and the agreement with Sheshunoff described in Section 3.5, SNB has conducted its business only in the ordinary course, consistent with past practice.

                  3.7. Legal Proceedings. Except as disclosed in the SNB Disclosure Schedule, and except for ordinary routine litigation incidental to the business of SNB, SNB is not a party to any, and there are no pending or, to the best of SNB's knowledge, threatened legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against SNB. Except as disclosed in the SNB Disclosure Schedule, SNB is not a party to any order, judgment or decree entered in any lawsuit or proceeding.

                  3.8.  Taxes and Tax Returns.

                  (a) SNB has duly filed (and until the Effective Time will so file) all returns, declarations, reports, information returns and statements ("Returns") required to be filed by it in respect of any federal, state and local taxes (including withholding taxes, penalties or other payments required) and has duly paid (and until the Effective Time will so pay) all such taxes due and payable, other than taxes or other charges which are being contested in good faith (and disclosed to the Bank in writing). SNB has established (and until the Effective Time will establish) on its books and records reserves that are adequate for the payment of all federal, state and local taxes not yet due and payable, but are incurred in respect of SNB through such date. The SNB Disclosure Schedule identifies the federal income tax returns of SNB which have been examined by the Internal Revenue Service (the "IRS") within the past six years. No deficiencies were asserted as a result of such examinations which have not been resolved and paid in full. The SNB Disclosure Schedule identifies the applicable state income tax returns of SNB which have been examined by the applicable authorities within the past six years. No deficiencies were asserted as a result of such examinations which have not been resolved and paid in full. To the best knowledge of SNB, there are no audits or other administrative or court proceedings presently pending nor any other disputes pending with respect to, or claims asserted for, taxes or assessments upon SNB, nor has SNB given any currently outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any taxes or Returns.

                  (b) Except as set forth in the SNB  Disclosure  Schedule,  SNB
(i) has not requested any extension of time within which to file any Return which Return has not since been filed, (ii) is not a party to any agreement providing for the allocation or sharing of taxes, (iii) is not required to include in income any adjustment pursuant to Section 481(a) of the Internal Revenue Code of 1986, as amended (the "Code"), by reason of a voluntary change in accounting method initiated by SNB (nor does SNB have any knowledge that the IRS has proposed any such adjustment or change of accounting method) and (iv) has not filed a consent pursuant to Section 341(f) of the Code or agreed to have
Section 341(f)(2) of the Code apply.

                  3.9.  Employee Benefit Plans.

                  (a) Except as disclosed in the SNB Disclosure Schedule, SNB does not maintain or contribute to any "employee pension benefit plan" (the "SNB Pension Plans"), within the meaning of Section 3(2)(A) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA (the "SNB Welfare Plans"), stock option plan, stock purchase plan, deferred compensation plan, severance plan, bonus plan, employment agreement or other similar plan, program or arrangement. SNB has not, since September 2, 1974, contributed to any "Multiemployer Plan", as such term is defined in Section 3(37) of ERISA.

                  (b) Except as disclosed in the SNB Disclosure Schedule, SNB has delivered to the Bank in the SNB Disclosure Schedule a complete and accurate copy of each of the following with respect to each of the SNB Pension Plans and SNB Welfare Plans, if any: (1) plan document, summary plan description, and summary of material modifications (if not available, a detailed description of the foregoing); (ii) trust agreement or insurance contract, if any; (iii) most recent IRS determination letter, if any; (iv) most recent actuarial report, if any; and (v) most recent annual report on Form 5500.

                  (c) The present value of all accrued benefits under each of the SNB Pension Plans subject to Title IV of ERISA, based upon the actuarial assumptions used for purposes of the most recent actuarial valuation prepared by such SNB Pension Plan's actuary, did not exceed the then current value of the assets of such plans allocable to such accrued benefits.

                  (d) During the last five years, the Pension Benefit Guaranty Corporation ("PBGC") has not asserted any claim for liability against SNB or any of its Subsidiaries which has not been paid in full.

                  (e) All premiums (and interest charges and penalties for late payment, if applicable) due to the PBGC with respect to each SNB Pension Plan have been paid. All contributions required to be made to each SNB Pension Plan under the terms thereof, ERISA or other applicable law have been timely made, and all amounts properly accrued to date as liabilities of SNB which have not been paid have been properly recorded on the books of SNB.

                  (f) Except as disclosed in the SNB Disclosure Schedule, each of the SNB Pension Plans, the SNB Welfare Plans and each other plan and arrangement identified on the SNB Disclosure Schedule has been operated in compliance in all material respects with the provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder, and all other applicable governmental laws and regulations. Furthermore, if SNB maintains any SNB Pension Plan, SNB intends to apply, if necessary, for, or the IRS has issued, a favorable determination letter with respect to such SNB Pension Plan and, except as disclosed in the SNB Disclosure Schedule, SNB is not aware of any fact or circumstance which would disqualify any plan, that could not be retroactively corrected (in accordance with the procedures of the IRS).

                  (g) To the best knowledge of SNB, no non-exempt prohibited transaction, within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any of the SNB Welfare Plans or SNB Pension Plans.

                  (h) No SNB Pension Plan or any trust created thereunder has been terminated, nor have there been any "reportable events", within the meaning of Section 4034(b) of ERISA, with respect to any of the SNB Pension Plans.

                  (i) No "accumulated funding deficiency", within the meaning of
Section 412 of the Code, has been incurred with respect to any of the SNB Pension Plans.

                  (j) There are no pending or, to the best knowledge of SNB, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the SNB Pension Plans or the SNB Welfare Plans, any trusts created thereunder or any other plan or arrangement identified in the SNB Disclosure Schedule.

                  (k) Except as disclosed in the SNB Disclosure Schedule, no SNB Pension Plan or SNB Welfare Plan provides medical or death benefits (whether or not insured) beyond an employee's retirement or other termination of service, other than (i) coverage mandated by law, or (ii) death benefits under any SNB Pension Plan.

                  (l) Except with respect to customary health, life and disability benefits or as disclosed in the SNB Disclosure Schedule, there are no unfunded benefit obligations which are not accounted for by reserves shown on the financial statements and established under GAAP or otherwise noted on such financial statements. Any deferred compensation, supplement retirement programs, benefit equalization plans or similar arrangements have been fully reserved for on the financial statements of SNB using, if applicable, assumptions about interest and discount rates which would be considered reasonable as of June 30, 1997 and the death, disability or termination from employment of any person covered by such plans would not result in any additional reserves or liabilities with respect to such plan.

                  (m) With respect to each SNB Pension Plan and SNB Welfare Plan that is funded wholly or partially through an insurance policy, there will be no liability of SNB as of the Effective Time under any such insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Effective Time.

                  (n) Except as set forth in the SNB Disclosure Schedule or as agreed to by the Bank in writing either pursuant to this Agreement or otherwise, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee of SNB to severance pay, unemployment compensation or any similar payment, (ii) accelerate the time of payment, vesting, or increase the amount, of any compensation due to any current employee or former employee under any SNB Pension Plan or SNB Welfare Plan, or (iii) result in payments not deductible by reason of Section 280G of the Code.

                  (o) Except for the SNB Pension Plans and the SNB Welfare Plans, and except as set forth on the SNB Disclosure Schedule, SNB has no deferred compensation agreements, understandings or obligations for payments or benefits to any current or former director, officer or employee of SNB or any SNB Subsidiary or FIC or any predecessor of any thereof. The SNB Disclosure Schedule sets forth (i) true and complete copies of the agreements, understandings or obligations with respect to each such current or former director, officer or employee, and (ii) the most current actuarial or other calculation of the present value of such payments or benefits.

                  (p) Except as set forth in the SNB Disclosure Schedule, SNB does not maintain or otherwise pay for life insurance policies (other than group term life policies on employees) with respect to any director, officer or employee. The SNB Disclosure Schedule lists each such insurance policy and any agreement with a party other than the insurer with respect to the payment, funding or assignment of such policy. To the best of SNB's knowledge, neither SNB nor any SNB Pension Plan or SNB Welfare Plan owns any individual or group insurance policies issued by an insurer which has been found to be insolvent or is in rehabilitation pursuant to a state proceeding.

                  3.10.  Reports.

                  (a) The SNB Disclosure Schedule lists, and SNB has previously delivered to the Bank a complete copy of, (i) each annual, quarterly or special report, each prospectus, and each proxy statement filed by SNB under the provisions of the Securities and Exchange Act of 1934 (the "1934 Act") or provisions comparable to the Securities Act of 1933, as amended, and (ii) each communication (other than general advertising materials and press releases) mailed by SNB to its stockholders as a class since January 1, 1994. Each such communication, as of its date, complied in all material respects with all applicable statutes, rules and regulations and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided that information as of a later date shall be deemed to modify information as of an earlier date.

                  (b) SNB has, since January 1, 1994, duly filed with the Comptroller in form which was correct in all material respects all material forms, reports and documents required to be filed under applicable laws and regulations (provided that information as of a later date shall be deemed to modify information as of an earlier date), and, subject to permission from such regulatory authorities, SNB promptly will deliver or make available to the Bank accurate and complete copies of such reports. The SNB Disclosure Schedule lists all examinations of SNB conducted by either the Comptroller or the FDIC since January 1, 1994 and the dates of any responses thereto submitted by SNB.

                  3.11. SNB Information. The information relating to SNB, and the agreements and arrangements with respect to the transactions contemplated hereby, to be contained in the Proxy Statement (as defined in Section 5.6(a) hereof) to be delivered to stockholders of SNB in connection with the solicitation of their approval of the Bank Merger, as of the date the Proxy Statement is mailed to stockholders of SNB, and up to and including the date of the meeting of stockholders to which such Proxy Statement relates, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  3.12. Compliance with Applicable Law. Except as set forth in the SNB Disclosure Schedule, SNB holds all material licenses, franchises, permits and authorizations necessary for the lawful conduct of its business and since January 1, 1994 has complied with and is not in default in any respect under any applicable law, statute, order, rule, regulation, policy and/or guideline of any federal, state or local governmental authority relating to SNB (other than where such default or noncompliance will not result in a material adverse effect on the business, operations, assets or financial condition of
SNB) and SNB has not received notice of violation of, and does not know of any violations of, any of the above.

                  3.13.  Certain Contracts.

                  (a) Except for plans referenced in Section 3.9 hereof, contracts described in Section 3.5 hereof, and as disclosed in the SNB Disclosure Schedule, (i) SNB is not a party to or bound by any contract or understanding (whether written or oral) with respect to the employment of any officers, employees, directors or consultants, and (ii) the consummation of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from SNB to any officer, employee, director or consultant thereof. The SNB Disclosure Schedule sets forth true and correct copies of any severance or employment agreements with officers, directors, employees, agents or consultants to which SNB is a party.

                  (b) Except as disclosed in the SNB Disclosure Schedule and except for loan agreements made and loan commitments issued in the ordinary course of business, (i) as of the date of this Agreement, SNB is not a party to or bound by any commitment, agreement or other instrument which is material to the business, operations, assets or financial condition of SNB (but in no event shall a contract for less than $50,000 a year be deemed material under this paragraph) (ii) no commitment, agreement or other instrument to which SNB is a party or by which it is bound limits the freedom of SNB to compete in any line of business or with any person, and (iii) SNB is not a party to any collective bargaining agreement.

                  (c) Except as disclosed in the SNB Disclosure Schedule, neither SNB nor, to the best knowledge of SNB, any other party thereto, is in default in any material respect under any material lease, contract, mortgage, promissory note, deed of trust, loan or other commitment (except those under which SNB is or will be the creditor) or arrangement, except for defaults which individually or in the aggregate would not have a material adverse effect on the business, operations, assets or financial condition of SNB.

                  3.14.  Properties and Insurance.

             0 (a) SNB owns no real property. SNB has good title to all material assets and properties, whether tangible or intangible, reflected in SNB's statement of condition as of June 30, 1997, or owned and acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since June 30, 1997), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items that secure liabilities that are reflected in said statement of condition or the notes thereto or that secure liabilities incurred in the ordinary course of business after the date of such statement of condition, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, and (iii) such encumbrances, liens, mortgages, security interests, pledges and title imperfections that are not in the aggregate material to the business, operations, assets, and financial condition of SNB. Except as affected by the transactions contemplated hereby, SNB as lessee has the right under valid and subsisting leases to occupy, use, possess and control all real property leased by SNB in all material respects as presently occupied, used, possessed and controlled by SNB.

                  (b) The business operations and all insurable properties and assets of SNB are insured for its benefit against all risks which, in the reasonable judgment of the management of SNB, should be insured against, in each case under policies or bonds issued by insurers of recognized responsibility, in such amounts with such deductibles and against such risks and losses as are in the opinion of the management of SNB adequate for the business engaged in by SNB. As of the date hereof, SNB has not received any notice of cancellation or notice of a material amendment of any such insurance policy or bond and, to the best of its knowledge, is not in default under any such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion.

                  3.15. Minute Books. The minute books of SNB contain accurate records of all meetings and other corporate action held of the stockholders and Board of Directors (including committees of the Board of Directors), except where the failure to so maintain such records would not have a material adverse effect on the business, operations, assets or financial condition of SNB.

                  3.16. Environmental Matters. Except as disclosed in the SNB Disclosure Schedule, SNB has not received any written notice, citation, claim, assessment, proposed assessment or demand for abatement alleging that SNB (either directly or as a successor-in-interest in connection with the enforcement of remedies to realize the value of properties serving as collateral for outstanding loans) is responsible for the correction or cleanup of any condition resulting from the violation of any law, ordinance or other governmental regulation regarding environmental matters which correction or cleanup would be material to the business, operations, assets or financial condition of SNB. Except as disclosed in the SNB Disclosure Schedule, SNB has no actual knowledge that any toxic or hazardous substances or materials have been emitted, generated, disposed of or stored on any property currently owned or leased by SNB, or owned or leased by SNB in the three years prior to the date of this Agreement in any manner that violated any applicable federal, state or local law or regulation governing or pertaining to such substances and materials, the violation of which could reasonably be expected to have a material adverse effect on the business, operations, assets or financial condition of SNB. Except as disclosed in the SNB Disclosure Schedule, all property owned or leased by SNB which was subject to the provisions of the Industrial Site Recovery Act, N.J.S.A. 13:1K-6, et seq. as amended ("ISRA"), complied with all applicable provisions of ISRA at the time such property was sold or transferred by SNB.

                  3.17. Reserves. As of June 30, 1997, the allowance for possible loan losses in the SNB Financial Statements was adequate based upon all factors required to be considered by SNB at that time in determining the amount of such allowance. Except as set forth in the SNB Disclosure Schedule, the methodology used to compute the allowance for possible loan losses complies in all material respects with all applicable policies of the Comptroller. As of June 30, 1997, the valuation allowance for Other Real Estate Owned ("OREO") properties in the SNB Financial Statements was adequate based upon all factors required to be considered by SNB at that time in determining the amount of such allowance.

                  3.18. No Parachute Payments. Except pursuant to the Employment Agreements referred to in Section 6.2(c) of this Agreement no officer, director, employee or agent (or former officer, director, employee or agent) of SNB is entitled now, or will or may be entitled to as a consequence of this Agreement or the Bank Merger, to any payment or benefit from SNB or the Bank or HUBCO which if paid or provided would constitute an "excess parachute payment", as defined in Section 280G of the Code or regulations promulgated thereunder.

                  3.19. Agreements with Bank Regulators. Except as set forth in the SNB Disclosure Schedule, SNB is not a party to any commitment letter, board resolution submitted to a regulatory authority or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any court, governmental authority or other regulatory or administrative agency or commission, domestic or foreign ("Governmental Entity") which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies or its management, nor has SNB been advised by any Governmental Entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission. Except as set forth in the SNB Disclosure Schedule, SNB is not required by Section 32 of the Federal Deposit Insurance Act to give prior notice to a Federal banking agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive officer.

                  3.20.  Disclosure.  No representation or warranty contained in
Article III of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein not misleading.

             ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF THE BANK

                  References herein to the "The Bank Disclosure Schedule" shall mean all of the disclosure schedules required by this Article IV, dated as of the date hereof and referenced to the specific sections and subsections of
Article IV of this Agreement, which have been delivered on the date hereof by the Bank to SNB.

The Bank hereby represents and warrants to SNB as follows:

                  4.1. Corporate Organization. The Bank is a state-chartered commercial bank, validly existing and in good standing under the laws of the State of New Jersey, whose deposits are insured by the FDIC to the fullest extent permitted by law. The Bank has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of the Bank or its subsidiaries (defined below), taken as a whole. The Bank Disclosure Schedule sets forth true and complete copies of the certificate of incorporation and by-laws of the Bank as in effect on the date hereof.

                  4.2.  Authority; No Violation.

                  (a) The Bank has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of the Bank in accordance with its Certificate of Incorporation and applicable laws and regulations. No other corporate proceedings on the part of the Bank are necessary to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by the Bank and constitutes the valid and binding obligations of the Bank, enforceable against the Bank in accordance with its terms.

                  (b) Neither the execution or delivery of this Agreement by the Bank, nor the consummation by the Bank of the transactions contemplated hereby in accordance with the terms hereof or compliance by the Bank with any of the terms or provisions hereof will (i) violate any provision of the Certificate of Incorporation or By-laws of the Bank, (ii) assuming that the consents and approvals set forth below are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Bank or any of its properties or assets, or (iii) violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, SNB interest, charge or other encumbrance upon any of the properties or assets of the Bank under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Bank is a party, or by which the Bank or any of its properties or assets may be bound or affected, except, with respect to (ii) and (iii) above, such as individually or in the aggregate will not prevent or delay the consummation of the transactions contemplated hereby. Except for consents and approvals of or filings or registrations with or notices to the FDIC, the Commissioner, the Department, the Comptroller, or the Board of Governors of the Federal Reserve System, if required, no consents or approvals of or filings or registrations with or notices to any third party or any public body or authority are necessary on behalf of the Bank in connection with (x) the execution and delivery by the Bank of this Agreement, and (y) the consummation by the Bank of the Bank Merger and the other transactions contemplated hereby except such as are listed in the Bank Disclosure Schedule. To the best of the Bank's knowledge, no fact or condition exists which the Bank has reason to believe will prevent it from obtaining the aforementioned consents and approvals.

                  4.3. Brokerage Fees. Neither the Bank nor any of its directors or officers has employed any broker or finder or incurred any liability for any broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement, except pursuant to the agreement with Roberts, Williams & Whitehall, a copy of which is contained in the Bank Disclosure Schedule.

                  4.4. Legal Proceedings. Except for ordinary routine litigation incidental to the business of the Bank, the Bank is not a party to any, and there are no pending or, to the best of the Bank's knowledge, threatened legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against the Bank which, if decided adversely to the Bank, would prevent or delay the consummation of the transactions contemplated hereby. Except as disclosed in the Bank Disclosure Schedule, the Bank is not a party to any order, judgment or decree entered in any lawsuit or proceeding which would prevent or delay the consummation of the transactions contemplated hereby.

                  4.5. The Bank Information. The information relating to the Bank and HUBCO, and the agreements and arrangements with respect to the transactions contemplated hereby, in the Proxy Statement, as of the date of the mailing of the Proxy Statement, and up to and including the date of the meeting of stockholders of SNB to which such Proxy Statement relates, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                  4.6. Funding and Capital Adequacy. At the Effective Time, the Bank will have sufficient funds to consummate the transactions contemplated hereby and sufficient capital to satisfy all applicable regulatory capital requirements.

                  4.7.  Disclosures.  No representation or warranty contained in
Article IV of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein not misleading.

                      ARTICLE V - COVENANTS OF THE PARTIES

                  5.1. Conduct of the Business of SNB. During the period from the date of this Agreement to the Effective Time, SNB shall conduct its business only in the ordinary course and consistent with prudent banking practice, except for transactions permitted hereunder or with the prior written consent of the Bank, which consent will not be unreasonably withheld. SNB also shall use all reasonable efforts to (i) preserve its business organization, (ii) keep available to itself the present services of its employees and (iii) preserve for itself and the Bank the goodwill of its customers and others with whom business relationships exist.

                  5.2.  Negative Covenants.

                  (a) SNB agrees that from the date hereof to the Effective Time, except as otherwise approved by the Bank in writing or as permitted or required by this Agreement, it will not:

                  (i) change any provision of its Articles of Association or By-laws or any similar governing documents of SNB;

                  (ii) change the number of shares of its authorized or issued capital stock or issue or grant any subscription, option, warrant, call, commitment, right to purchase or agreement of any character relating to the authorized or issued capital stock of SNB or any securities convertible into shares of such stock, or split, combine or reclassify any shares of its capital stock, or declare, set aside or pay any dividend, or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;

                  (iii) grant any severance or termination pay (other than pursuant to policies or contracts of SNB in effect on the date hereof and disclosed to the Bank in the SNB Disclosure Schedule) to, or enter into or amend any employment or severance agreement with, any of its directors, officers or employees, except as specified in the SNB Disclosure Schedule; adopt any new employee benefit plan or arrangement of any type; or award any increase in compensation or benefits to its directors, officers or employees except with respect to employee increases in the ordinary course of business and consistent with past practices and policies, and except that SNB may transfer title to certain automobiles currently used by certain of its officers to such officers for nominal or no consideration, all as specified in Section 5.2(a)(iii) of the SNB Disclosure Schedule;

                  (iv) sell or dispose of any substantial amount of assets or voluntarily incur any significant liabilities other than in the ordinary course of business consistent with past practices and policies or in response to substantial financial demands upon the business of SNB;

                  (v) except as set forth in the SNB Disclosure Schedule, make any capital expenditures other than pursuant to binding commitments existing on the date hereof and other than expenditures necessary to maintain existing assets in good repair;

                  (vi) except as set forth in the SNB Disclosure Schedule, file any applications or make any contract with respect to branching or site location or relocation;

                  (vii) agree to acquire in any manner whatsoever (other than to realize upon collateral for a defaulted loan) any business or entity;

                  (viii) make any material change in its accounting methods or practices, other than changes required in accordance with GAAP;

                  (ix) take any action that would result in any of its representations and warranties contained in Article III of this Agreement not being true and correct in any material respect at the Effective Time or that would cause any of its conditions to Closing not to be satisfied; or

                  (x)  agree to do any of the foregoing.

                  5.3. No Solicitation. SNB and FIC and the officers and directors of FIC, shall not, directly or indirectly, encourage or solicit or hold discussions or negotiations with, or provide any information to, any person, entity or group (other than the Bank or HUBCO) concerning any merger or sale of shares of capital stock or sale of substantial assets or liabilities not in the ordinary course of business, or similar transactions involving SNB (an "Acquisition Transaction"). SNB will promptly communicate to the Bank the terms of any proposal, whether written or oral, which it may receive in respect of any such Acquisition Transaction.

                  5.4. Current Information. During the period from the date of this Agreement to the Effective Time, each of SNB and the Bank will cause one or more of its designated representatives to confer with representatives of the other party on a monthly or more frequent basis regarding its business, operations, properties, assets and financial condition and matters relating to the completion of the transactions contemplated herein. On a monthly basis, SNB shall provide the Bank with internally prepared profit and loss statements no later than 15 days after the close of each calendar month. As soon as reasonably available, but in no event more than 45 days after the end of each fiscal quarter (other than the last fiscal quarter of each fiscal year) ending on or after June 30, 1997, SNB will deliver to the Bank its quarterly report. As soon as reasonably available, but in no event more than 90 days after the end of each calendar year, SNB will deliver to the Bank its Annual Report.

                  5.5.  Access to Properties and Records; Confidentiality.

                  (a) SNB shall permit the Bank and its representatives reasonable access to its properties, and shall disclose and make available to the Bank and its representatives all books, papers and records relating to its assets, stock ownership, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' and stockholders' meetings, organizational documents, by-laws, material contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files, plans affecting employees, and any other business activities or prospects in which the Bank and its representatives may have a reasonable interest. SNB shall not be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer, would contravene any law, rule, regulation, order or judgment or would waive any privilege. The parties will use their best efforts to obtain waivers of any such restriction (other than waivers of the attorney-client privilege) and in any event make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

                  (b) All information furnished by the parties hereto previously in connection with transactions contemplated by this Agreement or pursuant hereto shall be used solely for the purpose of evaluating the Bank Merger contemplated hereby and shall be treated as the sole property of the party delivering the information until consummation of the Bank Merger contemplated hereby and, if such Merger shall not occur, each party and each party's advisors shall return to the other party all documents or other materials containing, reflecting or referring to such information, will not retain any copies of such information, shall use its best efforts to keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. In the event that the Bank Merger contemplated hereby does not occur, all documents, notes and other writings prepared by a party hereto or its advisors based on information furnished by the other party shall be promptly destroyed. The obligation to keep such information confidential shall continue for five years from the date the proposed Merger is abandoned but shall not apply to (i) any information which (A) the party receiving the information can establish by convincing evidence was already in its possession prior to the disclosure thereof to it by the other party; (B) was then generally known to the public; (C) became known to the public through no fault of the party receiving such information; or (D) was disclosed to the party receiving such information by a third party not bound by an obligation of confidentiality; or (ii) disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction.

                  5.6.  Regulatory Matters

                  (a) For the purposes of holding the Stockholders Meeting referred to in Section 5.7 hereof, the parties hereto shall cooperate in the preparation and filing by SNB an appropriate proxy statement satisfying all applicable requirements of applicable state and federal laws, including the rules and regulations of the Comptroller (such proxy statement in the form mailed by SNB to the SNB shareholders together with any and all amendments or supplements thereto, being herein referred to as the "Proxy Statement").

                  (b) The Bank shall furnish SNB with such information concerning the Bank as is necessary in order to cause the Proxy Statement, insofar as it relates to the Bank, to comply with Section 5.6(a) hereof. The Bank agrees promptly to advise SNB if at any time prior to the SNB stockholders' meeting referred to in Section 5.7 hereof, any information provided by the Bank in the Proxy Statement becomes incorrect or incomplete in any material respect and to provide SNB with the information needed to correct such inaccuracy or omission. The Bank shall furnish SNB with such supplemental information as may be necessary in order to cause the Proxy Statement, insofar as it relates to the Bank, to comply with Section 5.6(a) after the mailing thereof to SNB shareholders.

                  (c) SNB shall as promptly as practicable file the Proxy Statement with the Comptroller to the extent necessary, and each of the Bank and SNB shall promptly notify the other of all communications, oral or written, with the Comptroller concerning the Proxy Statement.

                  (d) SNB shall amend or supplement the Proxy Statement if, at any time prior to the SNB stockholders' meeting referred to in Section 5.6(a) hereof, any information provided by SNB or the Bank in the Proxy Statement becomes incorrect or incomplete in any material respect.

                  (e) The parties hereto will cooperate with each other and use their reasonable efforts to prepare all necessary documentation, to effect all necessary filings and to obtain all necessary permits, consents, approvals and authorizations of all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement as soon as possible, including, without limitation, those required by the Comptroller, the FDIC, the Commissioner, the Department and the NJDEP. The parties shall each have the right to review in advance all filings with, including all information relating to the other, as the case may be, and any of their respective Subsidiaries, if any, which appears in any filing made with, or written material submitted to, any third party or governmental body in connection with the transactions contemplated by this Agreement.

                  (f) Each of the parties will promptly furnish each other with copies of written communications received by them or any of their respective Subsidiaries, if any, from, or delivered by any of the foregoing to, any governmental body in respect of the transactions contemplated hereby with respect to the Bank Merger.

                  (g) SNB acknowledges that the Bank is in or may be in the process of acquiring other banks and financial institutions and that in connection with such acquisitions, limited information concerning SNB may be required to be included in the registration statements, if any, for the sale of securities of the Bank's parent corporation, HUBCO, Inc. ("HUBCO") or in Securities and Exchange Commission ("SEC") reports in connection with such acquisitions. SNB agrees to provide the Bank with any information, certificates, documents or other materials about SNB as are reasonably necessary to be included in such other SEC reports or registration statements, including registration statements which may be filed by HUBCO prior to the Effective Time.

                  (h) The parties shall use all reasonable efforts to cause the filings with the Comptroller of the Proxy Statement, and all regulatory filings with the FDIC, the Commissioner and the Comptroller, to be filed as promptly as practicable after the date hereof.

                  5.7. Approval of Stockholders; Stockholder Approval Requirements. SNB will take all steps necessary to duly call, give notice of, convene and hold a meeting of the stockholders of SNB (the "Stockholders Meeting") for the purpose of securing the approval of stockholders of this Agreement and for the purpose of securing approval by a vote of 75% or more, after disclosure to shareholders of all of the material facts, of the employment contracts with John J. Fedigan and Frank Zegar in the form contained in the Bank Merger Agreement, in accordance with the approval requirements of Section 280G(b)(5)(B) of the Code, including those set forth in proposed Treasury Regulation Section 1.280G-1, Q/A-7 or, any modifications or amendments thereof, and any final Treasury Regulations addressing this issue applicable to any such action or pronouncements (the "Stockholder Approval Requirements"). SNB will use its best efforts to obtain as promptly as practicable, such approvals and cooperate and consult with the Bank with respect to each of the foregoing matters.

                  5.8. Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to satisfy the conditions to Closing and to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, using reasonable efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated by this Agreement and using its reasonable efforts to prevent the breach of any representation, warranty, covenant or agreement of such party contained or referred to in this Agreement and to promptly remedy the same. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action. Nothing in this section shall be construed to require any party to participate in any threatened or actual legal, administrative or other proceedings (other than proceedings, actions or investigations to which it is a party or subject or threatened to be made a party or subject) in connection with consummation of the transactions contemplated by this Agreement unless such party shall consent in advance and in writing to such participation and the other party agrees to reimburse and indemnify such party for and against any and all costs and damages related thereto.

                  From the date hereof to the Effective Time, except as otherwise approved by SNB in writing or as permitted or required by this Agreement, the Bank will not take any action that would result in any of its representations and warranties contained in Article IV of this Agreement not to be true and correct in any material respect at the Effective Time or that would cause any of the Bank's conditions to Closing not to be satisfied.

                  5.9. Public Announcements. The Bank and SNB shall cooperate with each other in the development and distribution of all news releases and other public filings and disclosures with respect to this Agreement or the Bank Merger transaction contemplated hereby, and the Bank and SNB agree that unless approved mutually by them in advance, they will not issue any press release or written statement for general circulation relating primarily to the transaction contemplated hereby, except as may be otherwise required by law or regulation in the opinion of counsel.

                  5.10. Failure to Fulfill Conditions. In the event that the Bank or SNB determines that a material condition to its obligation to consummate the transactions contemplated hereby cannot be fulfilled on or prior to the Cut-Off Date (as hereinafter defined) and that it will not waive that condition, it will promptly notify the other party. Except for any acquisition or merger discussions the Bank may enter into with other parties, SNB and the Bank will promptly inform the other of any facts applicable to SNB or the Bank, respectively, or their respective directors or officers, that would be likely to prevent or materially delay approval of the Bank Merger by any governmental authority or which would otherwise prevent or materially delay completion of the Bank Merger.

                  5.11.  Indemnification and Insurance.

                  (a) For a period of six years after the Effective Time, or in the case of Claims (as hereinafter defined) made prior to the end of such six-year period, until such Claims are finally resolved, the Bank shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, a director, officer, employee or agent of SNB or any Subsidiary of SNB or serves or has served at the request of SNB in any capacity with any other person
(collectively, the "Indemnitees") against any and all claims, damages, liabilities, losses, costs, charges, expenses (including, without limitation, reasonable costs of investigation, and the reasonable fees and disbursements of legal counsel and other advisers and experts as incurred), judgments, fines, penalties and amounts paid in settlement, asserted against, incurred by or imposed upon any Indemnitee, (i) in connection with, arising out of or relating to any threatened, pending or completed claim, action, suit or proceeding (whether civil, criminal, administrative or investigative), including, without limitation, any and all claims, actions, suits, proceedings or investigations by or on behalf of or in the right of or against SNB, or by any present or former shareholder of SNB (each a "Claim" and collectively "Claims"), including, without limitation, any Claim which is based upon, arises out of or in any way relates to the Bank Merger, the Proxy Statement, this Agreement, any of the transactions contemplated by this Agreement, the Indemnitee's service as a member of SNB's Board of Directors or any committee of SNB's Board of Directors, the events leading up to the execution of this Agreement, any statement, recommendation or solicitation made in connection therewith or related thereto and any breach of any duty in connection with any of the foregoing, and (ii) in connection with, arising out of or relating to the enforcement of the obligations of the Bank set forth in this Section 5.11, but in each case only to the fullest extent permitted under any applicable law, SNB's Articles of Association or its By-Laws (and the Bank shall also advance expenses as incurred to the fullest extent permitted under any thereof). Notwithstanding the foregoing, the Bank shall not provide any indemnification or advance any expenses with respect to any Claim which relates to a personal benefit improperly paid or provided, or alleged to have been improperly paid or provided, to the Indemnitee, but the Bank shall reimburse the Indemnitee for costs incurred by the Indemnitee with respect to such Claim when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that the Indemnitee was not improperly paid or provided with the personal benefit alleged in the Claim.

                  (b) From and after the Effective Time, the Bank shall assume and honor any obligation of SNB immediately prior to the Effective Time with respect to the indemnification of the Indemnitees arising out of SNB's Articles of Association or By-Laws as if such obligations were pursuant to a contract or arrangement between the Bank and such Indemnitees.

                  (c) In the event the Bank or any of its  successors or assigns
(i) reorganizes or consolidates with or merges into or enters into another business combination transaction with any other person or entity and is not the resulting, continuing or surviving corporation or entity of such consolidation, merger or transaction, or (ii) liquidates, dissolves or transfers all or substantially all of its properties and assets to any person or entity, then, and in each such case, proper provision shall be made so that the successors and assigns of the Bank assume the obligations set forth in this Section 5.11.

                  (d) The Bank shall have SNB's officers and directors covered under either SNB's existing officers' and directors' liability insurance policy or a rider to the Bank's then current officers' and directors' liability insurance ("D&O Insurance") policy for periods of at least six years after the Effective Time. However, the Bank only shall be required to insure such persons upon terms and for coverages substantially similar to SNB's existing D&O insurance.

                  (e) Any  Indemnitee  wishing  to claim  indemnification  under
Section 5.11, upon learning of any such Claim, shall promptly notify the Bank thereof, but the failure to so notify shall not relieve the Bank of any liability it may have to such Indemnitee if such failure does not materially prejudice the Bank. In the event of any such Claim (whether arising before or after the Effective Time) as to which indemnification under this Section 5.11 is applicable, (a) the Bank shall have the right to assume the defense thereof and the Bank shall not be liable to such Indemnitees for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnitees in connection with the defense thereof, except that if the Bank elects not to assume such defense or counsel for the Indemnitees advises that there are issues which raise conflicts of interest between the Bank and the Indemnitees, the Indemnitees may retain counsel satisfactory to them, and the Bank shall pay the reasonable fees and expenses of such counsel for the Indemnitees as statements therefor are received; provided however, that the Bank shall be obligated pursuant to this paragraph (e) to pay for only one firm of counsel for all Indemnitees in any jurisdiction with respect to a matter unless the use of one counsel for such Indemnitees would present such counsel with a conflict of interest that is not waived and (b) the Indemnitees will cooperate in the defense of any such matter. The Bank shall not be liable for settlement of any Claim hereunder unless such settlement is effected with its prior written consent; provided however, that the Bank shall not have any obligation hereunder to any Indemnitee when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that the indemnification of such Indemnitee in the manner contemplated hereby is prohibited by applicable law or public policy.

                  5.12. Disclosure Supplements. From time to time prior to the Effective Time, each party hereto will promptly supplement or amend (by written notice to the other) its respective Disclosure Schedule delivered pursuant hereto with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or which is necessary to correct any information in such Disclosure Schedule which has been rendered materially inaccurate thereby. For the purpose of determining satisfaction of the conditions set forth in Article VI, no supplement or amendment to such Disclosure Schedule shall correct or cure any warranty which was untrue when made, but shall enable the disclosure of subsequent facts or events to maintain the truthfulness of any warranty.

                  5.13. Transaction Expenses of SNB. SNB shall advise the Bank monthly of all out-of-pocket expenses which SNB has incurred (whether billed or unbilled) in the prior month in connection with this transaction. SNB shall not pay any expense until at least 20 days after it has provided the Bank in writing with a notice of the expense and SNB will not pay any such expenses if the Bank objects to the amounts as unreasonable. SNB shall not pay or incur any expenses, including but not limited to legal fees, on behalf of its officers or directors in negotiating the terms of any employment, severance or compensation arrangements connected herewith, including but not limited to the agreements for John J. Fedigan or Frank Zegar, which expenses shall be borne by the individuals themselves. The total transaction expenses incurred by SNB shall not exceed $50,000. Any transaction expenses incurred by SNB in excess of $50,000 shall be paid by FIC.

                         ARTICLE VI - CLOSING CONDITIONS

                  6.1. Conditions of Each Party's Obligations Under this Agreement. The respective obligations of each party under this Agreement to consummate the Bank Merger shall be subject to the satisfaction, or, where permissible under applicable law, waiver at or prior to the Effective Time of the following conditions:

                  (a) Consummation of the FIC Merger. There shall occur simultaneously with the Closing hereunder a closing under the FIC Merger Agreement such that the FIC Merger shall be consummated immediately before the Effective Time hereunder.

                  (b) Approval of SNB Stockholders. This Agreement and the transactions contemplated hereby (including approval of the Employment Agreements by the requisite vote and with the disclosure required under Section 280G(b)(5) of the Code) shall have been approved by the requisite vote of the stockholders of SNB at a meeting called for that purpose. The SNB proxy statement, if necessary, shall have been cleared for distribution by the Comptroller.
                  (c) Regulatory Filings. All necessary regulatory or governmental approvals and consents (including without limitation any required approval of the Comptroller, the Commissioner, the FDIC and the NJDEP) required to consummate the transactions contemplated hereby shall have been obtained without any term or condition which would materially impair the value of SNB to the Bank. All conditions required to be satisfied prior to the Effective Time by the terms of such approvals and consents shall have been satisfied; and all statutory waiting periods in respect thereof (including the Hart-Scott-Rodino waiting period) shall have expired.

                  (d) Suits and Proceedings. No order, judgment or decree shall be outstanding against a party hereto or a third party that would have the effect of preventing completion of the Bank Merger; no suit, action or other proceeding shall be pending or threatened by any governmental body in which it is sought to restrain or prohibit the Bank Merger; and no suit, action or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit the Bank Merger or obtain other substantial monetary or other relief against one or more parties hereto in connection with this Agreement and which the Bank or SNB determines in good faith, based upon the advice of their respective counsel, makes it inadvisable to proceed with the Bank Merger because any such suit, action or proceeding has a significant potential to be resolved in such a way as to deprive the party electing not to proceed of any of the material benefits to it of the Bank Merger.

                  6.2. Conditions to the Obligations of the Bank Under this Agreement. The obligations of the Bank under this Agreement shall be further subject to the satisfaction or waiver, at or prior to the Effective Time, of the following conditions:

                  (a) Representations and Warranties; Performance of Obligations of SNB. Except for those representations which are made as of a particular date, the representations and warranties of SNB contained in this Agreement shall be true and correct in all material respects on the Closing Date as though made on and as of the Closing Date. SNB shall have performed in all material respects the agreements, covenants and obligations to be performed by it prior to the Closing Date. With respect to any representation or warranty which as of the Closing Date has required a supplement or amendment to the SNB Disclosure
Schedule to render such representation or warranty true and correct in all material respects as of the Closing Date, the representation and warranty shall be deemed true and correct as of the Closing Date only if (i) the information contained in the supplement or amendment to the SNB Disclosure Schedule related to events occurring following the execution of this Agreement and (ii) the facts disclosed in such supplement or amendment would not either alone, or together with any other supplements or amendments to the SNB Disclosure Schedule, materially adversely affect the representation as to which the supplement or amendment relates.

                  (b) Opinion of Counsel to SNB. The Bank shall have received an opinion of counsel to SNB, dated the Closing Date, in form and substance reasonably satisfactory to the Bank, covering the matters set forth on Exhibit
6.2 hereto.

                  (c) Employment Agreements. Each of John J. Fedigan and Frank Zegar shall have executed and delivered to the Bank and HUBCO the Employment Agreement with respect to such person substantially in the form of Exhibits A and B hereto, respectively, which Employment Agreements shall become effective on the Effective Date.

                  (d) Certificates. SNB shall have furnished the Bank with such certificates of its officers or other documents to evidence fulfillment of the conditions set forth in this Section 6.2 as the Bank may reasonably request.

                  (e) No Parachute Payments. No payments under any severance agreement or any other plan or arrangement with SNB or the Bank or HUBCO will constitute an "excess parachute payment," as defined in Section 280G of the Code or regulations promulgated thereunder.

                  (f) Legal Fees. SNB shall have furnished the Bank with letters from all attorneys representing SNB or to be paid by SNB in any matters certifying that all legal fees have been paid in full for services rendered as of the Effective Time.

                  (g) Merger-Related Expense. SNB shall have provided the Bank with an accounting of all merger-related expenses incurred by it through the Closing Date, including a good faith estimate of such expenses incurred but as to which invoices have not been submitted as of the Closing Date and the merger-related expenses of SNB shall be reasonable and shall not exceed $50,000.

                  6.3. Conditions to the Obligations of SNB Under this Agreement. The obligations of SNB under this Agreement shall be further subject to the satisfaction or waiver, at or prior to the Effective Time, of the following conditions:

                  (a) Representations and Warranties; Performance of Obligations of the Bank. Except for those representations which are made as of a particular date, the representations and warranties of the Bank contained in this Agreement shall be true and correct in all material respects on the Closing Date as though made on and as of the Closing Date. The Bank shall have performed in all material respects, the agreements, covenants and obligations to be performed by it prior to the Closing Date. With respect to any representation or warranty which as of the Closing Date has required a supplement or amendment to the Bank Disclosure Schedule to render such representation or warranty true and correct in all material respects as of the Closing Date, the representation and warranty shall be deemed true and correct as of the Closing Date only if (i) the information contained in the supplement or amendment to the Bank Disclosure Schedule related to events occurring following the execution of this Agreement and (ii) the facts disclosed in such supplement or amendment would not either alone, or together with any other supplements or amendments to the Bank Disclosure Schedule, materially adversely affect the representation as to which the supplement or amendment relates.

                  (b) Opinion of Counsel to the Bank. SNB shall have received an opinion of counsel to the Bank, dated the Closing Date, in form and substance reasonably satisfactory to SNB, covering the matters set forth on Exhibit 6.3 hereto.

                  (c) Fairness Opinion. SNB shall have received an updated opinion from Sheshunoff, dated within five (5) business days prior to the date the Proxy Statement is mailed to SNB's stockholders, to the effect that, in its opinion, the consideration to be paid to stockholders of SNB hereunder is fair to such stockholders from a financial point of view ("Fairness Opinion").

                  (d) Employment Agreements. The Bank and HUBCO shall have executed and delivered to each of John J. Fedigan and Frank Zegar the Employment Agreement with respect to such person substantially in the form of Exhibits A and B hereto, respectively, which Employment Agreements shall become effective on the Effective Date.

                  (e) Certificates. The Bank shall have furnished SNB with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 6.3 as SNB may reasonably request.

                 ARTICLE VII - TERMINATION, AMENDMENT AND WAIVER

                  7.1. Termination. This Agreement may be terminated prior to the Effective Time, whether before or after approval of this Agreement by the stockholders of SNB:

                  (a)  by mutual written consent of the parties hereto;

                  (b) (i) by SNB or the Bank if the Effective Time shall not have occurred on or prior to December 31, 1997 (the "Cut-Off Date"), unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements set forth herein to be performed or observed by such party at or before the Effective Time, or
(ii) by the Bank or SNB if a vote of the stockholders of SNB is taken and such stockholders fail to approve this Agreement and the Employment Agreements at the meeting (or any adjournment thereof) held for such purpose;

                  (c) by the Bank or SNB upon written notice to the other if any application for regulatory or governmental approval necessary to consummate the Bank Merger and the other transactions contemplated hereby shall have been denied or withdrawn at the request or recommendation of the applicable regulatory agency or governmental authority or by the Bank upon written notice to SNB if any such application is approved with conditions which materially impair the value of SNB to the Bank;

                  (d) by the Bank if (i) there shall have occurred a material adverse change in the business, operations, assets, or financial condition of SNB from that disclosed by SNB in SNB's Form 10-QSB for June 30, 1997 and SNB's Annual Report to Shareholders for the year ended December 31, 1996; or (ii) there was a material breach in any representation, warranty, covenant, agreement or obligation of SNB hereunder and such breach shall not have been remedied within 30 days after receipt by SNB of notice in writing from the Bank to SNB specifying the nature of such breach and requesting that it be remedied;

                  (e) by the Bank if the conditions set forth in Section 6.1 and
6.2 are not  satisfied  and are not  capable of being  satisfied  by the Cut-Off
Date;

                  (f) by SNB if the conditions set forth in Section 6.1 and 6.3 are not satisfied and are not capable of being satisfied by the Cut-Off Date;

                  7.2. Effect of Termination. In the event of the termination and abandonment of this Agreement by either the Bank or SNB pursuant to Section 7.1, this Agreement (other than Section 5.5(b), the third from the last sentence of Section 5.6(g), this Section 7.2 and Section 8.1) shall forthwith become void and have no effect, without any liability on the part of any party or its officers, directors or stockholders. Nothing contained herein, however, shall relieve any party from any liability for any breach of this Agreement.

                  7.3. Amendment. This Agreement may be amended by action taken by the parties hereto at any time before or after adoption of this Agreement by the stockholders of SNB but, after any such adoption, no amendment shall be made which reduces the amount or changes the form of the consideration to be delivered to the stockholders of SNB without the approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties hereto.

                  7.4. Extension; Waiver. The parties may, at any time prior to the Effective Time of the Bank Merger, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto; or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party against which the waiver is sought to be enforced.

                          ARTICLE VIII - MISCELLANEOUS

                  8.1.  Expenses.

                  (a) All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including legal, accounting and investment banking fees and expenses) shall be borne by the party incurring such costs and expenses.

                  (b) Notwithstanding any provision in this Agreement to the contrary, in the event that either of the parties shall willfully default in its obligations hereunder, the non-defaulting party may pursue any remedy available at law or in equity to enforce its rights and shall be paid by the willfully defaulting party for all damages, costs and expenses, including without limitation legal, accounting, investment banking and printing expenses, incurred or suffered by the non-defaulting party in connection herewith or in the enforcement of its rights hereunder if such non-defaulting party prevails.

                  8.2.  Survival.  Except  for the  provisions  of  Article  II,
Section 5.8 and Section 5.11 hereof, the respective representations, warranties, covenants and agreements of the parties to this Agreement shall not survive the Effective Time, but shall terminate as of the Effective Time.

                  8.3. Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by registered or certified mail, postage prepaid, as follows:

                           (a)  If to the Bank, to:

                           Hudson United Bank
                           1000 MacArthur Blvd.
                           Mahwah, New Jersey 07430
                           Attn.:  Kenneth T. Neilson, Chairman,
                                    President and Chief Executive Officer

                           Copy to:

                           1000 MacArthur Blvd.
                           Mahwah, New Jersey 07430
                           Attn.:  D. Lynn Van Borkulo-Nuzzo, Esq.

                           And a Copy to:

                           Pitney, Hardin, Kipp & Szuch
                           (Delivery) 200 Campus Drive
                           Florham Park, New Jersey
                           (Mail) P.O. Box 1945
                           Morristown, New Jersey 07962-1945
                           Attn.:  Ronald H. Janis, Esq.

                          (b)      If to SNB, to:

                           Security National Bank & Trust Company of New Jersey 30A Vreeland Road
                           Florham Park, New Jersey 07932
                           Attn.:  John J. Fedigan, Chairman

                           Copy to:

                           Shanley & Fisher, P.C.
                           131 Madison Avenue
                           Morristown, New Jersey 07962
                           Attn.:  John Kandravy, Esq.

or such other addresses as shall be furnished in writing by any party, and any such notice or communications shall be deemed to have been given as of the date so mailed.

                  8.4. Parties in Interest. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement, except for the Indemnitees covered by Section
5.11 hereof.

                  8.5. Entire Agreement. This Agreement, which includes the Disclosure Schedules hereto and the other documents, agreements and instruments executed and delivered pursuant to or in connection with this Agreement, contains the entire Agreement between the parties hereto with respect to the transactions contemplated by this Agreement and supersedes all prior negotiations, arrangements or understandings, written or oral, with respect thereto.

                  8.6. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

                  8.7. Governing Law. This Agreement shall be governed by the laws of the State of New Jersey, without giving effect to the principles of conflicts of laws thereof.

                  8.8. Descriptive Headings. The descriptive headings of this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

                  IN WITNESS WHEREOF, the Bank and SNB have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

ATTEST:                                  HUDSON UNITED BANK

By:     D. LYNN VAN BORKULO-NUZZO     By:     KENNETH T. NEILSON
    ----------------------------         --------------------------------------
    D. Lynn Van Borkulo-Nuzzo,            Kenneth T. Neilson, Chairman,
    Executive Vice President and          President and Chief Executive Officer
      Corporate Secretary

ATTEST:                                  SECURITY NATIONAL BANK & TRUST
                                               COMPANY OF NEW JERSEY

By:     LEE T. SMITH, JR.             By:      JOHN J. FEDIGAN
   ------------------------------        --------------------------------------
    Lee T. Smith, Jr., Asst. Secretary     John J. Fedigan, Chairman

                          CERTIFICATE OF SNB DIRECTORS

         Reference is made to the Agreement and Plan of Merger, dated as of August 27, 1997 (the "Agreement"), between Hudson United Bank (the "Bank"), a New Jersey chartered commercial banking corporation, and Security National Bank & Trust Company of New Jersey, a national banking association ("SNB"). Capitalized terms used herein have the meanings given to them in the Agreement.

         Each of the following persons, collectively being all of the directors of SNB, agrees to vote or cause to be voted all shares of SNB Common Stock which are held by such person, or over which such person exercises full voting control, in favor of the Bank Merger.

JOHN J. FEDIGAN                                     LEE T. SMITH, JR.
- --------------------------------------              ----------------------------
John J. Fedigan                                     Lee T. Smith, Jr.

FRANK A. ZEGAR                                      LEON G. SMITH, M.D.
- --------------------------------------              ----------------------------
Frank A. Zegar                                      Leon G. Smith, M.D.

ROBERT J. DEL TUFO                                  VICTOR A. VIGGIANO
- --------------------------------------              ----------------------------
Robert J. Del Tufo                                   Victor A. Viggiano

MICHAEL S. KURTZ                                    BARRY YESKEL
- --------------------------------------              ----------------------------
Michael S. Kurtz                                    Barry Yeskel

ARMAND E. LEMBO
- --------------------------------------
Armand E. Lembo



Dated: September 3, 1997